 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): August 12, 2025

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Six Forks Road, Raleigh, North Carolina 27609
(Address of principal executive offices) (Zip Code)

(540) 362-4911
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AAP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, Advance Auto Parts, Inc. entered into a new five year senior secured first lien asset based revolving credit facility (the “ABL Facility”) with Bank of America, N.A. as Administrative Agent and lead arranger and the several other lead arrangers and lenders party thereto. The ABL Facility provides for extensions of credit of up to $1.0 billion, subject to a borrowing base thereunder. The ABL Facility has a first lien on substantially all the accounts receivable, inventory, certain deposit accounts and certain related assets of the borrower and guarantors thereunder. Advance Auto Parts, Inc. is the ABL Facility borrower and the guarantors are (i) each of our subsidiaries that guarantee our recently issued senior notes and (ii) certain of our Canadian subsidiaries.

The ABL Facility contains customary covenants limiting indebtedness, liens and restricted payments and customary events of default, including non-payment defaults, covenant defaults and cross-defaults of our other material indebtedness. The ABL Facility also has a customary 1:1 “springing” fixed charge coverage ratio covenant. Our ability to borrow and obtain letters of credit under the ABL Facility is limited to the lesser of (i) the borrowing base, equal to the sum of 90% of eligible credit card receivables, 85% of eligible trade accounts receivable, 85% of the net orderly liquidation value of eligible inventory and 100% of qualified cash (up to certain limits for the purpose of determining borrowing capacity), subject, in each case, to customary reserves established by the collateral agent under the ABL Facility from time to time, including supply chain financing reserves and debt maturity reserves, and (ii) the aggregate revolving credit commitments. A portion of the net proceeds from our recent senior notes offering, together with cash on hand, was designated as qualified cash to the initial borrowing base for the ABL Facility and will be held in deposit accounts subject to customary “springing” control agreements. In addition, the ABL Facility includes a customary qualified cash dominion trigger based on, among other things, excess availability. Interest on the loans under the ABL Facility will be calculated by reference to SOFR or an alternate base rate plus an interest rate margin of between 1.75% and 1.25% per annum (for SOFR loans) or between 0.75% and 0.25% per annum (for alternate base rate loans) based on average daily excess availability. Unused commitments under the ABL Facility will accrue an unused commitment fee of either 0.30% or 0.25% per annum, depending on average utilization.

The foregoing descriptions are summaries of the material terms of these agreements and are not complete and are subject to, and qualified in their entirety by, the complete text of these agreements which are filed with this Current Report on Form 8-K as Exhibits 10.1, each of which is incorporated by reference in this Item 1.01.

Item 2.02 Results of Operations and Financial Condition.

On August 14, 2025, Advance Auto Parts, Inc. (the "Company") issued a press release setting forth its financial results for its second quarter ended July 12, 2025. The press release is furnished as Exhibit 99.1 to this Report and is hereby incorporated by reference in this Item 2.02.

As provided in General Instruction B.2 of Form 8-K, the information and exhibit contained in this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Credit Agreement, dated August 12, 2025 among Advance Auto Parts, Inc., each of the subsidiary guarantors party thereto and Bank of America, N.A., as Administrative Agent.
99.1	Press Release, dated August 14, 2025, issued by Advance Auto Parts, Inc.
101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document included in Exhibit 101.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.

August 14, 2025	/s/ Ryan P. Grimsland
Ryan P. Grimsland
Executive Vice President, Chief Financial Officer